Exhibit 10.1

GENERAL MUTUAL RELEASE

This General Mutual Release is effective as of April 24, 2020 (the “Effective Date”), “), by and among Intersect Beverage, LLC, a California limited liability company, and its principals Patrick J. Kilkenny and Stephanie Kilkenny, and Robert Grammen (collectively, “Intersect”), and Eastside Distilling, Inc., a Nevada corporation, and Paul Shoen, Jack Peterson, and Lawrence Firestone (collectively, “Eastside”) (each of which may be referred to herein as a “Party” or, collectively, as the “Parties”).

Recitals

A. Certain of the Parties entered into an Asset Purchase Agreement, dated as of September 12, 2019 (the “Asset Purchase Agreement”), under which Eastside Distilling, Inc. acquired substantially all of lntersect Beverage, LLC’s assets (the “Transaction”).

B. Disagreements have arisen between the Parties regarding, among other things, the Transaction, actions by the management and the Board of Directors of Eastside, and Intersect’s activities following (the “Allegations”).

C. The Parties agree to mutually release all claims that they may have against certain of the other Parties, on those terms and conditions set forth below.

For good and valuable consideration, the sufficiency of which the Parties hereby acknowledge, the Parties agree to the following.

Agreement

1. Upon the occurrence of the actions set forth in paragraph 3(a) herein, and notwithstanding anything to the contrary in the Asset Purchase Agreement, Intersect, on behalf of itself and themselves and their respective officers, directors, partners, members, equity holders , agents, heirs, legal representatives, successors, and assigns, as well as Patrick K. Kilkenny, Stephanie J. Kilkenny, and Robert Grammen (the “Intersect Releasors”) hereby irrevocably, unconditionally, and completely release and hold harmless Eastside and Eastside’s officers, directors, employees, subsidiaries, affiliates, agents, attorneys, representatives, advisors and successors and assigns (collectively, the “Eastside Released Parties”), from, and hereby irrevocably, unconditionally and completely waives, any and all demands, rights, disputes, liabilities, obligations, liens, promises, agreements, claims, damages, costs, losses, debts, expenses, and causes of action of any nature whatsoever against the Eastside Released Parties, including but not limited to all claims in connection with the Allegations. The Intersect Releasors expressly waive all rights under Section 1542 of the California Civil Code, which states, “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” The Intersect Releasors acknowledge that they may later discover claims or facts in addition to or different from those which the Intersect Releasors now know or believe to exist with regards to the subject matter of this General Mutual Release, and which, if known or suspected at the time of executing this General Mutual Release, may have materially affected its terms. Nevertheless, the Intersect Releasors waive any and all claims that might arise as a result of such different or additional claims or facts. To be clear, and as set forth in paragraph 4 herein, the release set forth in this paragraph 1 does not nullify or supersede any obligation, term, or provision set forth in the Asset Purchase Agreement, as the Asset Purchase Agreement stands on its own and survives.

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2. Upon the occurrence of the actions set forth in paragraph 3(a) herein, and notwithstanding anything to the contrary in the Asset Purchase Agreement, Eastside, on behalf of itself and themselves and their respective officers, directors, partners, members, equity holders, agents, heirs, legal representatives, successors, and assigns, as well as Paul Shoen, Lawrence Firestone, and Jack Peterson (the “Eastside Releasors”) hereby irrevocably, unconditionally, and completely release and hold harmless Intersect and Intersect’s officers, directors, employees, subsidiaries, affiliates, agents, attorneys, representatives, advisers and successors and assigns (collectively, the “Intersect Released Parties”), from, and hereby irrevocably, unconditionally and completely waives, any and all demands, rights, disputes, liabilities, obligations, liens, promises, agreements, claims, damages, costs, losses, debts, expenses, and causes of action of any nature whatsoever against the Intersect Released Parties, including but not limited to all claims in connection with the Allegations. The Eastside Releasors expressly waive all rights under Section 1542 of the California Civil Code, which states, “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” The Eastside Releasors acknowledge that they may later discover claims or facts in addition to or different from those which the Eastside Releasors now know or believe to exist with regards to the subject matter of this General Mutual Release, and which, if known or suspected at the time of executing this General Mutual Release, may have materially affected its terms. Nevertheless, the Eastside Releasors waive any and all claims that might arise as a result of such different or additional claims or facts. To be clear, and as set forth in paragraph 4 herein, the release set forth in this paragraph 2 does not nullify or supersede any obligation, term, or provision set forth in the Asset Purchase Agreement, as the Asset Purchase Agreement stands on its own and survives.

3. (a) No later than 5:00 p.m. Pacific Time on the Effective Date, Eastside shall take all necessary steps to cause the board of directors of Eastside (the “Board”) to be comprised solely of the following persons: Paul Block, Chair of the Board; Geoffrey Gwin; Stephanie Kilkenny; Jack Peterson and Lawrence Firestone (the “Current Directors”), each to serve until the Company’s 2020 Annual Meeting of Stockholders or until their respective successor is duly elected and qualified or until their earlier death, resignation or removal, whichever first occurs.

 (b) Eastside agrees to nominate the Current Directors for election at the Company’s 2020 Annual Meeting of Stockholders, and to cause such nominees to be submitted to the shareholders for election.

4. Notwithstanding the foregoing, the mutual releases, hold harmless and waivers in the foregoing paragraphs 1 and 2 do not apply to, and are not a release, hold harmless or waiver of (a) any breach or failure to perform any duty or obligation under the Asset Purchase Agreement (including the payment of the Aggregate Consideration) after the Effective Date or (b) any rights to indemnification or insurance under any agreement, charter provisions, bylaw, law or policy in connection with any of the Intersect Releasors’ or Eastside Releasors’ services, a member of the Board of Directors of Eastside or any committee of the Board of Directors.

5. The Parties acknowledge executing this General Mutual Release freely and voluntarily, and for sufficient consideration. The Parties further acknowledge fully understanding the meaning and intent of the General Mutual Release, and acknowledge being advised in writing, before signing this General Mutual Release, that they ought to consult an attorney regarding it. This General Mutual Release will be governed by the law of the State of Oregon, to the extent that the law of any State is applicable in construing it.

6. The Parties represent and warrant that they have the power and authority to enter into this General Mutual Release for themselves and the Intersect Releasors and the Eastside Releasors, respectively, and that this General Mutual Release is a binding obligation of lntersect and the Intersect Releasors and Eastside and the Eastside Releasors.

7. This General Mutual Release may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

[Signatures appear on following pages.]

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The Parties have executed this General Mutual Release effective as of the Effective Date.

INTERSECT

Intersect Beverage, LLC

By:	/s/ Patrick J. Kilkenny
Name:	Patrick J. Kilkenny
Its:	Manager

Patrick J. Kilkenny

/s/ Patrick J. Kilkenny
Patrick J. Kilkenny

Stephanie Kilkenny

/s/ Stephanie Kilkenny
Stephanie Kilkenny

Robert Grammen

/s/ Robert Grammen
Robert Grammen

EASTSIDE

Eastside Distilling, Inc.

By:	/s/ Lawrence Firestone
Name:	Lawrence Firestone
Its:	Chief Executive Officer

Paul Shoen

/s/ Paul Shoen
Paul Shoen

Jack Peterson

/s/ Jack Peterson
Jack Peterson

Lawrence Firestone

/s/ Lawrence Firestone
Lawrence Firestone

Signature Page – GENERAL RELEASE